EXHIBIT 7(G)
                                                                  EXECUTION COPY

                    SECOND AMENDMENT TO PARTNERSHIP AGREEMENT
                            AND CONVERSION AGREEMENT

       This Second Amendment to the Limited Partnership Agreement of Chancery Lane/GSC Investors L.P., dated as of December 12, 2000 (as heretofore amended, the "PARTNERSHIP AGREEMENT"), and Conversion Agreement (this "AGREEMENT") is executed as of December 28, 2001. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Partnership Agreement.

       WHEREAS, pursuant to the terms of the Partnership Agreement, MIC Investors, Inc. has been substituted for CLGI, Inc. as the General Partner;

       WHEREAS, Sections 7.5 and 7.8 of the Partnership Agreement have been previously amended to the effect set forth in the Consent and Amendment dated as of November 14, 2001;

       WHEREAS, the Class A Limited Partners and Moore Corporation Limited, a corporation organized under the laws of the Province of Ontario ("MOORE"), desire to provide for the conversion of the Debentures that are held by the Partnership;

       WHEREAS, Section 5.4(b)(9) of the Partnership Agreement provides that the Partnership shall not convert the Debentures without the written consent of the Representative Class A Limited Partner so long as any Class A Limited Partnership Interests are outstanding;

       WHEREAS, as an inducement to the Partnership executing and delivering this Agreement to effect the conversion of the Debentures prior to the time such Debentures would have otherwise been converted by the Partnership, Moore has agreed to cause Moore Holdings U.S.A. Inc., a Delaware corporation and a wholly-owned subsidiary of Moore, to issue the Subco Preferred Shares and has agreed to deliver, at its option, the Contingent Cash Payments or the Additional Shares (the "CONTINGENT CONSIDERATION"), in each case as defined in and on the terms and conditions set forth in the Conversion Inducement Agreement dated as of the date hereof between Moore and the Partnership (the "CONVERSION INDUCEMENT AGREEMENT");

       WHEREAS, it is a condition to the issuance of the Subco Preferred Shares and the agreement of Moore to deliver the Contingent Consideration that all of the Debentures be converted into Conversion Shares concurrently with such issuance;

       WHEREAS, in order to effect the conversion of the Debentures as contemplated by the Conversion Inducement Agreement, the Partnership is entering into this Agreement to provide for (i) certain amendments to the Partnership Agreement, (ii) the exchange by certain Class B Limited Partners of their Partnership Interests for their pro rata share of the Debentures (immediately before the issuance of the Subco Preferred Shares to the Partnership), subject to the conversion of such Debentures by such Class B Limited Partners into Conversion Shares, (iii) the exchange by the Class A Limited Partners of their Partnership Interests for their pro rata share of the Debentures and the Subco Preferred Shares and the rights of the Partnership to the Contingent Consideration,

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subject to the conversion of such Debentures by the Class A Limited Partners into Conversion Shares, and (iv) the conversion by the Partnership of any undistributed portion of the Debentures into Conversion Shares and the distribution of such Conversion Shares to the Partnership's remaining Limited Partners through the liquidation of the Partnership following such conversion in accordance with Sections 8.1 and 8.4 of the Partnership Agreement;

       WHEREAS, Section 9.5 of the Partnership Agreement provides that, except as expressly provided in the Partnership Agreement, the Partnership Agreement may be amended only by the General Partner and the Representative Class A Limited Partner for so long as Class A Limited Partnership Interests are outstanding; PROVIDED, that no such amendment shall adversely affect the rights of any Limited Partner under the Partnership Agreement without the consent of such affected Limited Partner;

       WHEREAS, MIC Investors, Inc., as the General Partner, and Greenwich Capital Partners II, L.P., as the Representative Class A Limited Partner, are each executing this Agreement to effect such amendments, along with the holders of a majority-in-interest of the Class B Limited Partnership Interests.

       IT IS HEREBY AGREED AS FOLLOWS:

       1. AMENDMENTS TO THE PARTNERSHIP AGREEMENT. MIC Investors, Inc. and Greenwich Street Capital Partners II, L.P., as the Representative Class A Limited Partner, are executing this Agreement to effect the following amendments to the Partnership Agreement in accordance with Section 9.5 of the Partnership Agreement. The following additional definitions shall be included:

              "ADDITIONAL SHARES" has the meaning specified in the Conversion Inducement Agreement.

              "CLASS A REDEMPTION AMOUNT" means, with respect to the Class A Limited Partnership Interests, the aggregate Class A Stock Redemption Amount, all of the Initial Shares and the right to receive any Contingent Cash Payments or Additional Shares with respect to the Initial Shares as contemplated by the Conversion Inducement Agreement.

              "CONTINGENT CASH PAYMENTS" has the meaning specified in the Conversion Inducement Agreement.

              "CONTINGENT CONSIDERATION" has the meaning specified in the Conversion Inducement Agreement.

              "CONVERSION INDUCEMENT AGREEMENT" means the Conversion Inducement Agreement dated as of December 28, 2001 between Moore and the Partnership

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              "ESCROW AGREEMENT" means that certain Escrow Agreement to be entered into on the date hereof between the Representative Class A Limited Partner and the escrow agent therein.

              "INITIAL SHARES" has the meaning specified in the Conversion Inducement Agreement.

              "SUBCO PREFERRED SHARES" has the meaning specified in the Conversion Inducement Agreement.

       2.     EXCHANGE OF CERTAIN CLASS B LIMITED PARTNERSHIP INTERESTS.

              (a) REQUEST. Each of DB Capital Investors, L.P. and BTIP/Berenson Minella, as a Class B Limited Partner, by its execution of this Agreement, hereby requests the Partnership to and the Partnership shall pursuant to Section 4.6 of the Partnership Agreement, prior to acceptance of delivery of the Subco Preferred Shares, deliver to each of such Class B Limited Partners $9,000,000 principal amount of Debentures, representing each such Class B Limited Partner's Percentage Interest in the Available Disposal Amount of Debentures (after giving effect to the Class A Limited Partner exchange described in Section 3 below) in exchange for all of each such Class B Limited Partner's Partnership Interest.

              (b) AGREEMENT TO CONVERT DEBENTURES. Each of DB Capital Investors, L.P. and BTIP/Berenson Minella, as a Class B Limited Partner, by its execution of this Agreement, hereby agrees to and shall convert any Debentures received upon exchange of its Class B Limited Partnership Interest as contemplated by Section 2(a) above in full into Conversion Shares immediately following such exchange.

              (c) REPRESENTATIVE CLASS A LIMITED PARTNER'S CONSENT. The Representative Class A Limited Partner, by its execution of this Agreement, hereby consents pursuant to Section 5.4(b)(9) to the requests of and distributions of Debentures to each of DB Capital Investors, L.P. and BTIP/Berenson Minella as contemplated by Section 2(a) above, provided such Class B Partners convert the Debentures delivered to them in full into Conversion Shares immediately following such exchange as contemplated by Section 2(b) above.

       3.     CLASS A LIMITED PARTNER EXCHANGE/GSC CLASS B LIMITED PARTNER
EXCHANGE.

              (a) EXCHANGE. Each Class A Limited Partner, by its execution of this Agreement, hereby requires the Partnership to and the Partnership shall pursuant to Section 4.4(d) of the Partnership Agreement exchange such Class A Limited Partner's entire Class A Limited Partnership Interest for the Class A Redemption Amount allocable to such Class A Limited Partner as set forth in EXHIBIT A hereto, together with a cash payment for any accrued and unpaid Class A Periodic Distributions in respect of such exchanged Class A Limited Partnership Interest (less the amount of any accrued and unpaid Class A Periodic Distributions


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       associated with Debentures, if any, received in such exchange by such
       Class A Limited Partner), which cash payment shall be as set forth in EXHIBIT A hereto. Notwithstanding the foregoing, the Representative Class A Limited Partner, by its execution of this Agreement, hereby requires the Partnership to and the Partnership shall deposit or cause to be deposited by Moore, on behalf of the Representative Class A Limited Partner, that principal amount of Debentures allocable to the Representative Class A Limited Partner pursuant to the foregoing exchange that is required to be deposited by the Representative Class A Limited Partner into the escrow as described in Section 3(c) below. In addition, each Class A Limited Partner, acting in its capacity as a Class B Limited Partner (in such capacity, a "GSC CLASS B LIMITED PARTNER"), by its execution of this Agreement, hereby requests the Partnership to and the Partnership shall pursuant to Section 4.6 of the Partnership Agreement deliver to GSC Class B Limited Partner its allocable portion of $9,000,000 principal amount of Debentures as set forth in EXHIBIT A hereto, representing its Percentage Interest in the Available Disposal Amount of Debentures (after giving effect to the Class A Limited Partner exchange described in the first sentence of this Section 3(a)) in exchange for all of such GSC Class B Limited Partner's Class B Limited Partnership Interest).

              (b) AGREEMENT TO CONVERT DEBENTURES. Each Class A Limited Partner (other than the Representative Class A Limited Partner), and each GSC Class B Limited Partner (other than the Representative Class A Limited Partner in its capacity as a GSC Class B Limited Partner), by its execution of this Agreement, hereby agrees to and shall convert any Debentures received by it upon exchange of its Class A Limited Partnership Interest and its Class B Limited Partnership Interest, as the case may be, in full into Conversion Shares immediately following the exchange contemplated by Section 3(a) above. The Representative Class A Limited Partner, in its capacities both as a Class A Limited Partner and as a GSC Class B Limited Partner, by its execution of this Agreement, shall convert $12,314,523 of the Debentures received by it upon exchange of its Class A Limited Partnership Interest and its Class B Limited Partnership Interest in full into Conversion Shares immediately following the exchange contemplated by Section 3(a) above.

              (c) AGREEMENT OF REPRESENTATIVE CLASS A LIMITED PARTNER TO DEPOSIT REMAINING DEBENTURES IN ESCROW. The Representative Class A Limited Partner, by its execution of this Agreement, hereby requires the Partnership to and the Partnership shall deposit or cause to be deposited by Moore with the escrow agent under the Escrow Agreement dated as of the date of this Agreement by and between the Representative Class A Limited Partner and such escrow agent (the "ESCROW AGREEMENT"), $20,919,139 principal amount of the Debentures that the Representative Class A Limited Partner otherwise is entitled to receive upon exchange of its Class A Limited Partnership Interest and its Class B Limited Partnership Interest pursuant to Section 3(a) above (which deposited Debentures will be held in accordance with the Escrow Agreement).

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       4.     CONVERSION BY PARTNERSHIP OF REMAINING DEBENTURES. As contemplated by the Conversion Inducement Agreement, the General Partner hereby agrees to and shall convert any Debentures held by the Partnership after the exchanges contemplated by Sections 2 and 3 above in full into Conversion Shares concurrently with the issuance of the Initial Shares under the Conversion Inducement Agreement and shall distribute such Conversion Shares to the remaining Limited Partners in accordance with the Partnership Agreement as contemplated by Section 5 below.

       5. DISSOLUTION OF THE PARTNERSHIP. Section 8.1(iii) of the Partnership Agreement provides that the full conversion of all Debentures owned by the Partnership into Conversion Shares is an event requiring the dissolution of the Partnership. In connection with such dissolution, pursuant to Section 8.4(ii) of the Partnership Agreement, the Partnership hereby makes to the Class B Partners and the General Partner an in-kind distribution of the Conversion Shares received by the Partnership upon conversion of the Debenture as provided in Section 4 above in proportion to their respective Percentage Interests.

       6. ASSIGNMENT OF CONVERSION INDUCEMENT AGREEMENT TO CLASS A LIMITED PARTNERS. The Partnership hereby assigns, conveys, transfers and otherwise disposes of all right, title and interest of the Partnership in, to and under the Conversion Inducement Agreement with respect to the ownership and exchange of the Subco Preferred Shares for the Initial Shares and the Contingent Consideration to each Class A Limited Partner, all of which is expressly permitted by such agreement and the Class A Limited Partners accept and acknowledge such assignment and assume all of the Partnership's covenants thereunder with respect to the ownership and exchange of the Subco Preferred Shares for the Initial Shares and rights to the Contingent Consideration (but not any of the Partnership's representations and warranties or any other obligations of the Partnership related to such representations and warranties or otherwise).

       7.     REGISTRATION RIGHTS AGREEMENT.

              (a) Following the dissolution of the Partnership, the Class A Limited Partners, taken together, and Chancery Lane MIC, L.P. (each, a "PRIMARY INVESTOR") each shall have the right to utilize one of the two rights of the Partnership to make a Demand Filing as defined in and under the Registration Rights Agreement dated as of December 21, 2000 between Moore and the Partnership (the "EXISTING REGISTRATION RIGHTS AGREEMENT"). Promptly after any written request is made by either Primary Investor to Moore for a Demand Filing or a Piggyback Filing (as defined in the Existing Registration Rights Agreement), the Primary Investor making the request shall notify the other Primary Investor and each of the other Limited Partners receiving Debentures or Conversion Shares as contemplated by this Agreement. In addition, except as provided above in this Section 7(a), the rights of such other Limited Partners with respect to the Existing Registration Rights Agreement shall be as set forth in
       Section 2.4 of the Restricted Securities Agreement dated as of December 21, 2001 by and among the Partnership, Chancery Lane MIC, L.P., the Class A Limited Partners and the other investors named therein.

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              (b)    Following the dissolution of the Partnership, each of the
       Limited Partners receiving Debentures or Conversion Shares as contemplated by this Agreement shall have the right to utilize the rights of the Partnership under Section 3 and any related provisions of the Registration Rights Agreement dated as of December 28, 2001 by and among Moore, the Partnership and the Class A Limited Partners (as the "GSC Investors" therein).

       8.     MISCELLANEOUS.

              (a) LAWS GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

              (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

              (c) SEVERABILITY. The provisions of this Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

              (d) CONSENT TO AMENDMENT TO PARTNERSHIP AGREEMENT. By their execution hereof, the Partners executing this Agreement, constituting the General Partner, all of the Class A Limited Partners and a majority in interest of the Class B Limited Partners, agree to the amendments to the Partnership Agreement contemplated hereby, including, without limitation, the amendments to the Partnership Agreement set forth in Section 1 of this Agreement.

              (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above stated.


                                    GENERAL PARTNER:

                                    MIC INVESTORS, INC.


                                    By: /s/ MARK ANGELSON
                                          Name: Mark Angelson
                                          Title: President

                                    CLASS A LIMITED PARTNERS:

                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    GSCP OFFSHORE FUND, L.P.
                                    GREENWICH FUND, L.P.
                                    GREENWICH STREET EMPLOYEES FUND, L.P.
                                    TRV EXECUTIVE FUND, L.P.
                                    By: Greenwich Street Investments II, L.L.C.,
                                          General Partner


                                            By: /s/ MATTHEW KAUFMAN
                                                -------------------
                                                 Name: Matthew Kaufman
                                                 Title: Managing Director

                                    CLASS B LIMITED PARTNERS:

                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    GSCP OFFSHORE FUND, L.P.
                                    GREENWICH FUND, L.P.
                                    GREENWICH STREET EMPLOYEES FUND, L.P.
                                    TRV EXECUTIVE FUND, L.P.
                                    By: Greenwich Street Investments II, L.L.C.,
                                          General Partner


                                            By: /s/ MATTHEW KAUFMAN
                                                -------------------
                                                 Name: Matthew Kaufman
                                                 Title: Managing Director

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


                                    DB CAPITAL INVESTORS, L.P.
                                    By: DB Capital Partners, L.P.
                                            its General Partner
                                            By: DB Capital Partners, Inc.,
                                                  its General Partner


                                            By: /s/ WILLIAM J. LOVEJOY
                                                ------------------------
                                                Name:  William J. Lovejoy
                                                Title: Director


                                    BTIP/BERENSON MINELLA


                                    By: /s/ GREGG FEINSTEIN
                                        -------------------
                                       Name:  Gregg Feinstein
                                       Title: Managing Director of
                                              Berenson Minella & Co.


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                                                                       EXHIBIT A


           DEBENTURE AMOUNTS, CASH PAYMENTS AND INITIAL SHARE AMOUNTS

GREENWICH STREET CAPITAL PARTNERS II, L.P.

Class A Redemption Amount:     $  25,193,260      Principal amount of Debentures
                                   1,474,074      Subco Preferred Shares
                               $1,301,076.57      Cash payment

Debentures for Class B Partnership Interest:
                               $   8,040,402      Principal amount of Debentures

                     TOTALS:   $  33,233,662      Principal amount of Debentures

GSCP OFFSHORE FUND, L.P.

Class A Redemption Amount:     $     525,225      Principal amount of Debentures
                                      30,731      Subco Preferred Shares
                               $   27,124.63      Cash payment

Debentures for Class B Partnership Interest:
                               $     167,625      Principal amount of Debentures

                     TOTALS:   $     692,850      Principal amount of Debentures

GREENWICH FUND, L.P.

Class A Redemption Amount:     $     853,388      Principal amount of Debentures
                                      49,932      Subco Preferred Shares
                               $   44,072.25      Cash payment

Debentures for Class B Partnership Interest:
                               $     272,358      Principal amount of Debentures

                     TOTALS:   $   1,125,746      Principal amount of Debentures

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GREENWICH STREET EMPLOYEES FUND, L.P.

Class A Redemption Amount:       $ 1,503,962      Principal amount of Debentures
                                      87,998      Subco Preferred Shares
                                 $ 77,670.38      Cash payment

Debentures for Class B Partnership Interest:
                                 $   479,988      Principal amount of Debentures

                        TOTALS:  $ 1,983,950      Principal amount of Debentures

TRV EXECUTIVE FUND, L.P.

Class A Redemption Amount:       $   124,165      Principal amount of Debentures
                                       7,265      Subco Preferred Shares
                                 $  6,412.34      Cash payment

Debentures for Class B Partnership Interest:
                                 $    39,627      Principal amount of Debentures

                        TOTALS:  $   163,792      Principal amount of Debentures

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